Exhibit 10.8

EXECUTION VERSION

CONFIDENTIAL

HOLDINGS GUARANTEE AND PLEDGE AGREEMENT (FIRST LIEN)

dated and effective as of

August 30, 2013,

between

DS WATERS ENTERPRISES, INC.,

as Holdings

and

BARCLAYS BANK PLC,

as Collateral Agent

THIS HOLDINGS GUARANTEE AND PLEDGE AGREEMENT (FIRST LIEN) IS SUBJECT TO THE PROVISIONS OF (I) THE FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AND (II) THE FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT (IF ENTERED INTO) AS SET FORTH MORE FULLY IN SECTION 6.14 HEREOF.

TABLE OF CONTENTS

Page
ARTICLE I.

DEFINITIONS

SECTION 1.01. First Lien Credit Agreement	2
SECTION 1.02. Other Defined Terms	2

ARTICLE II.

GUARANTEE

SECTION 2.01. The Guaranty	4
SECTION 2.02. Further Assurances	6
SECTION 2.03. Payments Free and Clear of Taxes	6

ARTICLE III.

PLEDGE OF SECURITIES

SECTION 3.01. Pledge	6
SECTION 3.02. Delivery of the Pledged Securities	7
SECTION 3.03. Representations, Warranties and Covenants	7
SECTION 3.04. Filings	9
SECTION 3.05. Registration in Nominee Name; Denominations	9
SECTION 3.06. Voting Rights; Dividends and Interest, etc.	10

ARTICLE IV.

[RESERVED.]

ARTICLE V.

REMEDIES

SECTION 5.01. Remedies upon Default	12
SECTION 5.02. Application of Proceeds	13
SECTION 5.03. Securities Act, etc.	14

ARTICLE VI.

MISCELLANEOUS

SECTION 6.01. Notices	15
SECTION 6.02. Security Interest Absolute	15

-i-

Schedules

Schedule I         Pledged Borrower Stock

-ii-

This HOLDINGS GUARANTEE AND PLEDGE AGREEMENT (FIRST LIEN), dated and effective as of August 30, 2013 (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between DS WATERS ENTERPRISES, INC., a Delaware corporation (“Holdings”), and BARCLAYS BANK PLC (“Barclays”), as Collateral Agent for the benefit of the Secured Parties. Capitalized terms used but not defined in this preamble or the recitals have the meanings assigned to such terms in Section 1.02.

WHEREAS, (i) Crestview DS Merger Sub II, Inc., a Delaware corporation (to be merged on the Closing Date with and into DS Waters of America, Inc., a Delaware corporation, with DS Waters of America, Inc. being the surviving corporation of the merger (such surviving corporation, the “Borrower”), is incurring Loans as the date hereof and may incur additional Loans from time to time hereafter pursuant to that certain First Lien Credit Agreement, dated as of the date hereof, among the Borrower, Holdings, the lenders party thereto from time to time and Barclays, as administrative agent (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) and (ii) the Borrower and its subsidiaries may incur additional Secured Obligations;

WHEREAS, it is a condition to the making of Loans to the Borrower under the First Lien Credit Agreement that Holdings shall have executed and delivered this Agreement to guarantee the Secured Obligations and to grant a first priority security interest in the Equity Interests of the Borrower to secure the Secured Obligations;

WHEREAS, Holdings is executing and delivering this Agreement pursuant to the terms of the First Lien Credit Agreement to induce the Lenders to extend Loans to the Borrower. Holdings is the direct parent of the Borrower, will derive substantial benefits from the extension of Loans to the Borrower pursuant to the First Lien Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend and maintain such Loans;

WHEREAS, concurrently with the execution and delivery of the First Lien Credit Agreement, the Borrower is entering into the Second Lien Note Documents and the ABL Credit Agreement; and

WHEREAS, concurrently with the execution and delivery of the First Lien Credit Agreement, the Second Lien Note Documents and the ABL Credit Agreement, (i) Barclays, in its capacities as the Credit Agreement Agent and the First-Priority Collateral Agent (each as defined in the Closing Date First Lien/Second Lien ICA referred to below), is entering into that certain First Lien/Second Lien Intercreditor Agreement, dated as of the date hereof (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, the “Closing Date First Lien/Second Lien ICA”), with Wilmington Trust, National Association, in its capacities as the Notes Collateral Agent and the Second-Priority Collateral Agent (each as defined therein) and the Loan Parties party thereto; and (ii) Barclays, in its capacities as the First-Priority Collateral Agent and the First Lien/Second Lien Intercreditor Agent (each as defined in the Closing Date ABL ICA referred to below), also is entering into that certain ABL Intercreditor Agreement, dated as of the date hereof (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, the “Closing Date ABL ICA”) with BMO Harris Bank N.A., in its capacity as the ABL Facility Agent (as defined therein), Wilmington Trust, National Association, in its capacity as the Notes Agent (as defined therein), and the Loan Parties party thereto.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. First Lien Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the First Lien Credit Agreement. All capitalized terms referred to in Article III hereof that are defined in Article 9 of the New York UCC and not defined in this Agreement have the meanings specified in Article 9 of the New York UCC. The term “instrument” and “Proceeds” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in the First Lien Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means, as the context may require, (i) the Closing Date ABL ICA or (ii) another intercreditor agreement that satisfies the requirements of the definition of “Permitted Senior Intercreditor Agreement” in the First Lien Credit Agreement, with such changes as are reasonably acceptable to the Collateral Agent and the Borrower, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Barclays” has the meaning assigned to such term in the preamble hereof.

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Closing Date” means August 30, 2013.

“Closing Date ABL ICA” has the meaning assigned to such term in the recitals of this Agreement.

“Closing Date First Lien/Second Lien ICA” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral Agent” means the Administrative Agent acting as the collateral agent for the Secured Parties.

“Discharge” has the meaning assigned to such term in the Closing Date ABL ICA.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“First Lien/First Lien Intercreditor Agreement” means an intercreditor agreement that may be entered into after the date hereof and which satisfies the requirements of the definition of “Permitted Pari Passu Intercreditor Agreement” in the First Lien Credit Agreement, with such changes as are reasonably acceptable to the Collateral Agent and the Borrower, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“First Lien/Second Lien Intercreditor Agreement” means, as the context may require, (i) the Closing Date First Lien/Second Lien ICA or (ii) another intercreditor agreement that satisfies the requirements of the definition of “Permitted Junior Intercreditor Agreement” in the First Lien Credit Agreement, with such changes as are reasonably acceptable to the Collateral Agent and the Borrower, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“First Lien Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01(a).

“Holdings” has the meaning assigned to such term in the preamble hereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pledged Borrower Stock” has the meaning assigned to such term in Section 3.01.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means all “certificated securities” as such term is defined in Section 8-102(a)(4) of the New York UCC, and in any event, including any stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means, collectively, (i) the “Loan Obligations” as defined in the First Lien Credit Agreement, (ii) obligations of the Loan Parties in respect of any Secured Cash Management Agreement designated by the Borrower as such in accordance with the First Lien Credit Agreement and (iii) obligations of the Loan Parties in respect of any Secured Hedge Agreement (other than Excluded Hedging Obligations) designated by the Borrower as such in accordance with the First Lien Credit Agreement, but, as to the foregoing clauses (ii) and (iii), only to the extent that, and only so long as, the obligations under clause (i) are secured and guaranteed pursuant to this Agreement.

“Secured Parties” means the Term Lenders, the Administrative Agent and any other persons holding any Secured Obligations.

ARTICLE II.

Guarantee

SECTION 2.01. The Guaranty.

(a) Guaranty of Guaranteed Obligations. Holdings unconditionally guarantees to the Collateral Agent, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, the full and punctual payment and performance of, when due whether stated at maturity or otherwise (and in the currency due) of the Secured Obligations (the “Guaranteed Obligations”) for the benefit of the Secured Parties. Holdings further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Holdings waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guaranty of Payment. Holdings further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

(c) No Limitations. Except for termination or release of Holdings’ obligations hereunder as expressly provided for in Section 6.13, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of Holdings hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations); (vi) any illegality, lack of validity or enforceability of any Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Guaranteed Obligation (other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations); (viii) the existence of any claim, set-off or other rights that Holdings may have at any time against the Borrower, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; (ix) any Secured Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law; (x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Secured Party’s claim (or claims) for repayment of the Secured Obligations ; (xi) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; and (xii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any other Loan Party or any other guarantor or surety (other than defense of payment or performance). Holdings expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of Holdings hereunder. To the fullest extent permitted by applicable law, Holdings waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid in full in cash in immediately available funds. To the fullest extent permitted by applicable law, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any other Guarantor, as the case may be, or any security.

(d) Reinstatement. Notwithstanding the provisions of Section 6.13, Holdings agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e) Agreement To Pay. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against Holdings by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Holdings hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Guaranteed Obligation.

(f) Information. Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise Holdings of information known to it or any of them regarding such circumstances or risks.

(g) No Marshalling. Holdings consents and agrees that no Secured Party or Person acting for or on behalf of any Secured Party shall be under any obligation to marshal any assets in favor of Holdings or against or in payment of any or all of the Secured Obligations.

SECTION 2.02. Further Assurances. Holdings agrees, upon the written request of the Collateral Agent, to execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Collateral Agent to cause the Guarantee made herein to be, become or remain valid and effective in accordance with its terms.

SECTION 2.03. Payments Free and Clear of Taxes. Holdings agrees that it will perform or observe all of the terms, covenants and agreements that Section 2.18 of the First Lien Credit Agreement requires Holdings to perform or observe, subject to the qualifications set forth therein.

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, Holdings hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of Holdings’ right, title and interest in, to and under (a) the Equity Interests of the Borrower owned by Holdings (which such Equity Interests as of the date hereof shall be listed on Schedule I) and any certificates representing all such Equity Interests (collectively, the “Pledged Borrower Stock”); provided, that the Pledged Borrower

Stock shall not include any Excluded Securities; (b) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 3.06, all rights and privileges of Holdings with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Securities.

(a) Holdings agrees promptly (and in any event within 45 days after the acquisition or such longer time as the Collateral Agent shall permit in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities.

(b) Upon delivery to the Collateral Agent within the time period set forth in clause (a) above, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraph (a) of this Section 3.02 shall be accompanied by stock powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by Holdings and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied (or promptly followed) by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall be deemed to supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. Holdings represents and warrants to, and covenants with, the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I as of the Closing Date correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the Borrower represented by the Pledged Borrower Stock on the date hereof;

(b) as of the Closing Date, the Pledged Borrower Stock has been duly and validly authorized and issued by the Borrower and is fully paid and nonassessable;

(c) except for the security interests granted hereunder, Holdings (i) is and, subject to any transfers made not in violation of the First Lien Credit Agreement or each other Loan Document, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I (as may be supplemented from time to time pursuant to Section 3.02(b) hereof) as owned by Holdings, (ii) holds the same free and clear of all Liens, other than any Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by any Loan Document and other than any Permitted Liens, and (iv) subject to the rights of Holdings under the Loan Documents to Dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the First Lien Credit Agreement or the schedules thereto or in the other Loan Documents and except for restrictions and limitations imposed by the Loan Documents, or securities laws generally or otherwise not prohibited by the Loan Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of the Pledged Collateral hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e) Holdings has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the First Lien Credit Agreement or the schedules thereto or in the other Loan Documents, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by Holdings of this Agreement, when the Pledged Securities are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement and a Uniform Commercial Code financing statement in respect of the Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment of the Secured Obligations to the extent such perfection is governed by the Uniform Commercial Code; and

(h) Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Collateral Agent’s security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest hereunder and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 3.04. Filings.

(a) Holdings hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Pledged Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (ii) a description of Pledged Collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Pledged Collateral granted under this Agreement. Holdings agrees to provide such information to the Collateral Agent promptly upon request.

(b) Holdings agrees to furnish to the Collateral Agent prompt written notice of any change in: (i) its corporate or organization legal name, (ii) its identity or type of organization, (iii) its organizational identification number, (iv) its jurisdiction of organization or (v) the location of its chief executive office if it is not a registered organization; provided, that Holdings shall not effect or permit any such change unless all filings have been made, or will have been made, within 30 days following such change (or such longer period as the Collateral Agent may agree in its reasonable discretion), under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Pledged Collateral for the benefit of the Secured Parties and promptly notify the Collateral Agent if the Pledged Collateral is damaged or destroyed.

SECTION 3.05. Registration in Nominee Name; Denominations. Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of Holdings, endorsed or assigned in blank or in favor of the Collateral Agent, for the benefit of the Secured Parties or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent), or the name of Holdings, endorsed or assigned in blank in favor of the Collateral Agent, and (b) if an Event of Default shall have occurred and be continuing, Holdings will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of Holdings. Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Holdings shall use its commercially reasonable efforts to cause the Borrower to comply with a request by the Collateral Agent, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of the Borrower for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest, etc.

(a) Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to Holdings of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Holdings shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the First Lien Credit Agreement and the other Loan Documents; provided, that, except as permitted under the Loan Documents, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement, the First Lien Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to Holdings, or cause to be executed and delivered to Holdings, all such proxies, powers of attorney and other instruments as Holdings may reasonably request for the purpose of enabling Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Holdings shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the First Lien Credit Agreement, any other Loan Documents and applicable laws; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Borrower or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Borrower may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Holdings, shall be promptly (and in any event within 45 days of their receipt or such longer time as the Collateral Agent shall permit in its reasonable discretion) delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), after the occurrence and during the continuance of an Event of Default and upon written notice by the Collateral Agent to Holdings of the Collateral Agent’s intention to exercise its rights hereunder, all rights of Holdings to receive dividends, interest, principal or other distributions that Holdings is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral

Agent, which, subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, that the Collateral Agent, to the extent not objected to by the Required Lenders, shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to receive and retain such amounts; provided, further, that notwithstanding the occurrence of an Event of Default, Holdings may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the First Lien Credit Agreement. All dividends, interest, principal or other distributions received by Holdings contrary to the provisions of this Section 3.06 shall not be commingled by Holdings with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, in form and substance reasonably satisfactory to the Collateral Agent, the Collateral Agent shall promptly repay to Holdings (without interest, and net of any applicable fees or taxes) all dividends, interest, principal or other distributions that Holdings would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 to the extent such amounts have not otherwise been applied (or committed to be applied) in accordance with Section 5.02 or otherwise in accordance with the Loan Documents.

(c) Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to Holdings of the Collateral Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, that, to the extent not objected to by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to exercise such rights; provided, further that the Collateral Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, all rights of Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall be reinstated.

(d) In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) Holdings shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, Holdings hereby grants to the Collateral Agent an irrevocable proxy, coupled with an interest, to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the Discharge of the Secured Obligations.

(e) Any notice given by the Collateral Agent to Holdings suspending its rights under paragraph (a) of this Section 3.06 (i) shall be in writing and (ii) may suspend the rights of Holdings under paragraph (a)(i) or paragraph (a)(iii) of this Section 3.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV.

[Reserved.]

ARTICLE V.

Remedies

SECTION 5.01. Remedies upon Default. Subject to the First Lien/Second Lien Intercreditor Agreement, the First Lien/First Lien Intercreditor Agreement (if entered into) and applicable Requirements of Law, upon the occurrence and during the continuance of an Event of Default, Holdings agrees to deliver each item of Pledged Collateral to the Collateral Agent on demand and it is agreed that the Collateral Agent shall have the right generally to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, Holdings agrees that, subject to applicable Requirements of Law, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), the Collateral Agent shall have the right to Dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such Disposition of Pledged Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such Disposition shall hold the property sold absolutely, free from any claim or right on the part of Holdings, and Holdings hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that Holdings now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give Holdings 10 Business Days’ written notice (which Holdings agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral pursuant to the foregoing paragraph. At any such sale, the Pledged Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Pledged Collateral made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in the case of any such failure, such Pledged Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Holdings (all such rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and Dispose of such property without further accountability to Holdings therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and Holdings shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 5.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. Subject to the First Lien/First Lien Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Pledged Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Pledged Collateral consisting of cash at any time when remedies are being exercised hereunder, in accordance Section 2.01 of the ABL Intercreditor Agreement or Section 4.1 of the First Lien/Second Lien Intercreditor Agreement, as applicable, or, after a First Lien/First Lien Intercreditor Agreement has been entered into, in accordance with Section 2.01 of the First Lien/First Lien Intercreditor Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Securities Act, etc. In view of the position of Holdings in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder. Holdings understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of the Pledged Collateral could Dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Holdings acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Holdings acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI.

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the First Lien Credit Agreement, as such address may be changed by written notice to the Collateral Agent and the Borrower. All communications and notices hereunder to Holdings shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the First Lien Credit Agreement.

SECTION 6.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest in the Pledged Collateral and all obligations of Holdings hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the First Lien Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the First Lien Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 6.03. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

SECTION 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the First Lien Credit Agreement or any other Loan Document. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 6.09 or 6.13, as applicable.

SECTION 6.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Collateral Agent hereunder shall at all times be the same person that is the “Administrative Agent” under the First Lien Credit Agreement. Written notice of resignation by the “Administrative Agent” pursuant to the First Lien Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the “Administrative Agent” under the First Lien Credit Agreement by a successor “Administrative Agent”, that successor “Administrative Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

SECTION 6.06. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by Holdings and the Collateral Agent and other Indemnitees shall be indemnified by Holdings, in each case of this clause (a), mutatis mutandis, as provided in Section 9.03 of the First Lien Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.06 shall be payable within fifteen days (or such longer period as the Collateral Agent may reasonably agree to) of written demand therefor.

(c) The agreements in this Section 6.06 shall survive the resignation of the Collateral Agent and the termination of this Agreement.

SECTION 6.07. Collateral Agent Appointed Attorney-in-Fact. Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), Holdings hereby appoints the Collateral Agent the attorney-in-fact of Holdings for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of Holdings, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged

Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (d) to sign the name of Holdings on any invoice or bill of lading relating to any of the Pledged Collateral; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct.

SECTION 6.08. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 6.09. Waivers; Amendment; Extension of Time.

(a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and Holdings, subject to any consent required in accordance with Section 9.02 of the First Lien Credit Agreement and except as otherwise provided in the First Lien/First Lien Intercreditor Agreement (if entered into). The Collateral Agent may conclusively rely on a certificate of an officer of Holdings as to whether any amendment contemplated by this Section 6.09(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, the Applicable Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the Pledged Collateral on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

SECTION 6.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 6.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 6.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.13. Termination or Release.

(a) This Agreement and the Guarantee and pledges made by Holdings herein and all other security interests granted by Holdings hereby shall automatically terminate and/or be released upon the occurrence of the Termination Date or otherwise in accordance with Section 9.15 of the First Lien Credit Agreement.

(b) In connection with any termination or release pursuant to paragraph (a) of this Section 6.13, subject to Section 9.15 of the First Lien Credit Agreement (including the delivery of any certificate required thereunder), the Collateral Agent shall execute and deliver to Holdings all documents that Holdings shall reasonably request to evidence such termination or release (including, without limitation, Uniform Commercial Code termination statements), and will duly assign and transfer to Holdings such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this

Section 6.13 shall be made without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to paragraph (a) above, Holdings shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Subject to Section 9.15 of the First Lien Credit Agreement (including the delivery of any certificate required thereunder) upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, in form and substance reasonably satisfactory to the Collateral Agent, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of the Pledged Collateral permitted to be released pursuant to this Agreement. Holdings agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives) in connection with the execution and delivery of such release documents or instruments.

SECTION 6.14. Subject to Intercreditor Agreements.

(a) Notwithstanding anything herein to the contrary, after a First Lien/First Lien Intercreditor Agreement has been entered into, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Pledged Collateral constituting Common Collateral (as defined in the First Lien/First Lien Intercreditor Agreement) are subject to the limitations and provisions of the First Lien/First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien/First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/First Lien Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Pledged Collateral constituting Common Collateral (as defined in the First Lien/Second Lien Intercreditor Agreement) are subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.

SECTION 6.15. Authority of Collateral Agent. Holdings acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the First Lien Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Holdings, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 6.16. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.

SECTION 6.17. Jurisdiction; Consent to Service of Process.

(a) Holdings irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any Secured Party, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DS WATERS ENTERPRISES, INC.

By:	/s/ Ron Frieman
	Name:	Ron Frieman
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Holdings Guarantee and Pledge Agreement (First Lien)]

BARCLAYS BANK PLC, as Collateral Agent

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

[Signature Page to Holdings Guarantee and Pledge Agreement (First Lien)]

Schedule I

to the Pledge Agreement

Pledged Borrower Stock

Number of Borrower Certificate	Exact Legal Name of Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests
No. 2	DS Waters Enterprises, Inc.	199 shares of $.01 par value common stock	100%